                                  Exhibit 10.2

                            INDEXED EXECUTIVE SALARY
                               CONTINUATION PLAN

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT made and entered into this 14th day of April 1998, by and between the ROCKPORT NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, hereinafter referred to as the "Bank", and MARGARET A. MURPHY, the Chief Financial Officer of the Bank, hereinafter referred to as the "CFO".

     It is the consensus of the Board of Directors of the Bank (the Board) that the CFO's services have been of exceptional merit and a valuable contribution to the performance of the Bank. The Board further believes that the CFO's experience, knowledge of corporate affairs, reputation and industry contacts are likely to be of value in the future and her continued services are of sufficient importance to the Bank's future growth and profits that it could suffer financial loss should the CFO terminate her services.

     Further, the Bank has conducted a survey of executive compensation paid by similarly situated financial institutions and has determined that the compensation paid to its executives is reasonable in relation to the services rendered.

     Accordingly, it is the desire of the Bank and the CFO to enter into this Agreement under which the Bank agrees to make certain payments to the CFO upon her retirement or termination and, alternatively, to her beneficiary(ies) in the event of her death while employed by the Bank.

     It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the CFO, as a member of a select group of management of highly compensated employees of the Bank for purposes of the Employee Retirement Security Act of 1974 (ERISA). The CFO is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.

     Therefore, in consideration of the CFO's services performed in the past and those to be performed in the future, and based upon mutual promises and covenants herein contained, the Bank and CFO agrees as follows:

I.  DEFINITIONS.
    ------------

     A.  Effective Date.
         ---------------

     The "Effective Date" of this Agreement shall be April 14, 1998.

     B.   Plan Year.
          ----------

          Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the Effective Date to December 31 of the year of the Effective Date.

     C.   Termination of Service.
          -----------------------

          "Termination of Service" shall mean death, resignation due to physical disability, voluntary resignation of the services by the CFO or dismissal of the CFO other than "For Cause" as defined in subparagraph II(D) hereof, by the Bank.

     D.   Normal Retirement Age.
          ----------------------

          "Normal Retirement Age" shall mean the date on which the CFO attains age sixty-five (65).

     E.   Pre-retirement Account.
          -----------------------

          A "Pre-retirement Account" shall be established as a liability reserve account on the books of the Bank for the benefit of the CFO. The initial balance in the Pre-retirement Account is zero (0). Prior to Termination of Service, such liability reserve account shall be increased or decreased each Plan Year by an amount equal to the annual earnings or loss for the Plan Year determined by the Index (described in subparagraph I(G) hereinafter), less the Opportunity Cost for that year (described in subparagraph I(H) hereinafter).

     F.   Index Retirement Benefit.
          -------------------------

          The Index Retirement Benefit for the CFO for any year shall be equal to the excess of the annual earnings (if any) determined by the Index (subparagraph I(G)) for the Plan Year over the Opportunity Cost (subparagraph I(H)) for that Plan Year.

     G.   Index.
          ------

          The Index for any year shall be the aggregate annual income from the life insurance contracts described hereinafter as defined by FASB Bulletin 85-4 as in effect on the date of this Agreement. This Index shall be applied as if such insurance contracts were purchased on the Effective Date hereof.

               Insurance Company:        Alexander Hamilton
               Policy Form:              TBD
               Policy Name:              TBD
               Insured's Age, Sex:       Female, 43
               Riders:                   None
               Ratings:                  None
               Face Amount:              $100,000
               Premiums Paid:            TBD
               No. of Premium Payments:  One
               Assumed Purchase Date:    TBD

          If such contracts of life insurance are actually purchased by the Bank, then the actual policies as of the dates they were purchased shall be used in the calculations under this Agreement. If such contracts of life insurance are not purchased or are subsequently surrendered or lapse, then the Bank shall receive annual policy illustrations that assume the above described policies were purchased from the above name insurance company(ies) on the Effective Date from which the increase in policy value will be used to calculate the amount of the Index.

          In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the CFO and her beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank.

     H.   Opportunity Cost.
          -----------------

          The "Opportunity Cost" for any year shall be calculated by taking the sum of the amount of premiums set forth in the Index policies described above plus the amount of any benefits paid to the CFO pursuant to this Agreement (Paragraph II hereinafter) plus the amount of all previous years Opportunity Cost, and multiplying that sum by the interest expense of the Bank expressed as a percentage as reported in the Uniform Bank Performance Report (UBPR) for the quarter ended 9/30 for that year plus 50 basis points (.50).

     I.   Change in Control.
          ------------------

          A "Change In Control" shall be deemed to have occurred in either of the following events:

          1.   When any "person" (as such terms is used in Sections 13(d) and 14
               (d)(2) of the Securities and Exchange Act of 1934 as amended (the "1934 Act") becomes a beneficial owner (as such term is defined in Rule 13(d)(3) promulgated under the 1934 Act), directly or indirectly, of the securities of the Bank (or of any entity which directly or indirectly, through one or more directly owned subsidiaries, owns at least fifty (50%) of the outstanding common stock of the Bank) or representing twenty-five percent (25%) or more of the total number of votes that may be cast for election of directors of the Bank and other such entity after the Effective Date hereof; or

          2. If, as a result of, or in connection with, any tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank, or any such entity as defined in (1) above, immediately before such transaction shall cease to constitute a majority of the Board of Directors of the Bank or such entity or of any successor institution immediately after such transaction.

     J.   Vesting.
          --------

          Any reference to vesting or a vesting schedule percentage shall mean the following percentage for the following full years of service with the Bank subsequent to her first day of full employment. Any full years of service existing on the Effective Date shall be credited to CFO for purposes of the Agreement and the following schedule.

             Full Years of Service
               With the Bank              Percentage
               -------------              ----------
                  0-4                         10%
                   5                          20%
                   6                          30%
                   7                          40%
                   8                          50%
                   9                          60%
                  10                          70%
                  11                          80%
                  12                          90%
                  13                          90%
                  14                          90%
                  15                         100%

II.  INDEX BENEFITS.
     --------------

     A.   Retirement Benefits.
          -------------------

          Should the CFO continue to be employed by the Bank until her "Normal Retirement Age" defined in subparagraph I(D), she shall be entitled to receive the balance in her Pre-retirement Account (as defined in the subparagraph I(E)). The CFO shall elect, at least one year prior to her right to receive the balance in the Pre-retirement Account, one of the following methods of payment:

          1.   Lump sum
          2.   Equal installment for five (5) years
          3.   Equal installment for ten (10) years
          4.   Equal installments for fifteen (15) years
          5.   Equal installments for twenty (20) years

          In addition to these payments, commencing within thirty (30) days of her retirement, the Index Retirement Benefit (subparagraph I(F)) for each Plan Year shall be paid to the CFO until her death.

     B.   Termination of Service.
          ----------------------

          Upon Termination of Service (subparagraph I (C)), the CFO shall be entitled to the amount in her Pre-retirement Account, according to the Vesting Schedule, paid in a lump sum within one year of the date of such termination. In addition, she shall be entitled to receive a percentage of the Index Retirement Benefit (subparagraph I(F)) according to the Vesting Index Retirement Benefit (subparagraph I(J)) for each Plan Year until her death.

     C.   Change of Control.
          -----------------

          At any time, in the event of a Change of Control as addressed in (subparagraph I(1)), the CFO shall receive the benefits promised in this Agreement upon attaining Normal Retirement Age, as if she had been continuously employed by the Bank until that time. The CFO will also remain eligible for any promised death benefits in this Agreement. In addition, no sale, merger, or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms. Specifically, upon said Change of Control the Pre-retirement Account benefit and the Index Retirement Benefit and the death benefit shall be 100% vested to the CFO or her beneficiary(ies).

     D.   Death.
          ------

          Should the CFO die prior to having received that portion of her Pre-retirement Account she was entitled to pursuant to subparagraph II(A) or (B) hereinabove, the unpaid balance of the Pre-retirement Account shall be paid in a lump sum to the beneficiary selected by the CFO and filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the CFO's estate.

     E.   Involuntary Resignation or Termination for Cause.
          -------------------------------------------------

          Upon CFO's discharge for cause, this Agreement shall terminate and no further benefits shall be due or payable. "For Cause" shall be deemed to be the conviction of the CFO of a felony or the failure to follow a reasonable lawful order of the Board of Directors consistent with safe and sound banking practices or some deliberate act of dishonesty with respect to the Bank or any subsidiary or affiliate, or conviction of a crime involving moral turpitude.

     F.   Death Benefit.
          --------------

          Except as set forth above there is no death benefit provided under this Agreement.

III. RESTRICTIONS UPON FUNDING.
     --------------------------

     The Bank shall have no obligation to set aside, earmark, or entrust any fund or money with which to pay its obligations under this Agreement. The CFO, her beneficiary(ies) or any successor in interest to her shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies, or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the CFO be deemed to have any lien or right, title or interest in or to any specific funding investments or to any assets of the Bank.

IV.  MISCELLANEOUS.
     --------------

     A.   Alienability and Assignment Prohibition.
          ----------------------------------------

          Neither the CFO nor any beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgements, alimony or separate maintenance owed by the CFO or her beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the CFO or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

     B.   Bank Regulatory Status.
          -----------------------

          The Bank shall not be obligated to make payments hereunder to the extent such payments are prohibited by applicable banking laws, regulations or directives.

     C.   Revocation.
          -----------

          It is agreed by and between the parties hereto that, during the lifetime of the CFO, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the CFO and the Bank.


     D.   Gender.
          -------

          Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine, or neuter gender, whenever they should so apply.

     E.   Effect on Other Bank Benefit Plans.
          -----------------------------------

          Nothing contained in this Agreement shall affect the right of the CFO to participate in or be covered by any qualified or non-qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank or its successors, affiliates or subsidiaries existing or future compensation structure.

     F.   Headings.
          ---------

          Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

     G.   Applicable Law.
          ---------------

          The validity and interpretation of this Agreement shall be government by the laws of the United States of America and the Commonwealth of Massachusetts.

V.   ADMINISTRATION.
     ---------------

     A.   Plan Administrator.
          -------------------

          The Plan Administrator (the "Administrator") of this plan shall be the Salary Committee of the Board. As Administrator, the Salary Committee shall be responsible for the management, control and administration of the Indexed CFO Salary Continuation Plan as established herein (the "Plan"). It may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B.   Claims Procedure and Arbitration.
          ---------------------------------

          In the event a dispute arises over benefits under this Agreement and benefits are not paid to the CFO (or to her beneficiary in the case of the CFO's death) and such claimants feel they are entitled to received such benefits, then a written claim must be made to the Administrator named above within ninety (90) days from the date payments are refused. The Administrator and the Bank shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed approved if the Administrator fails to take any action within the aforesaid ninety day period.

          If claimants desire a second review, they shall notify the Administrator within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its discretion, the Administrator shall then review the second claim and provide a written decision within ninety (90) days of the receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

          If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration of final arbitration. Said Board of Arbitration shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board of Arbitration shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors, and assigns shall be bound by the decision of such Board of Arbitration with respect to any controversy properly submitted to it for determination.

          Where a dispute arises as to the Bank's discharge of the CFO "For Cause", then solely for the purpose of determining the CFO's rights under this Agreement, such a dispute shall be likewise submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

VI.  EMPLOYMENT.
     -----------

     This Agreement is not an employment agreement and shall not be construed as such. Nothing in this Agreement shall be construed to constitute or to be evidence of any agreement or understanding, express or implied, on the part of the Bank to employ or retain the CFO as an employee for any specific period of time, or on the part of the CFO to remain as an employee of the Bank for any specific period of time.

     IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully
read this Agreement and executed the original thereof on this    14th day of
                                                              -------
April, 1998, and that upon execution, each has received a conforming copy.

                              FOR THE BANK,



                                /s/T. A. Scharfenstein         4/14/98
                              ----------------------------     -------
                              T. A. Scharfenstein              Date
                              Chairman, Board of Directors


                                /s/Margaret A. Murphy          4/14/98
                              ----------------------------     -------
                              Margaret A. Murphy               Date

                               ENDORSEMENT METHOD
                          SPLIT DOLLAR PLAN AGREEMENT
                          ---------------------------

Insurer:

Policy No.:

Bank:             Rockport National Bank

Insured:          Margaret A. Murphy

Relationship of
Bank to Insured:  Employer

The respective rights and duties of the Bank and the Insured in the subject policy shall be as defined in the following:

I.   DEFINITIONS
     -----------

     Refer to the policy contract for the definition of the terms in the Agreement.

II.  POLICY TITLE AND OWNERSHIP
     --------------------------

     The parties shall cooperate in applying for and obtaining the policy.
     Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the written consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar policy, then, in such event, the rights, duties, and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III. BENEFICIARY DESIGNATION RIGHTS
     ------------------------------

     The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive her share of the proceeds payable upon the death of the Insured and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.  PREMIUM PAYMENT METHOD
     ----------------------

     The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.   TAXABLE BENEFIT
     ---------------

     Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Employee the amount of imputed income received each year on Form W-2 or its equivalent. The split-dollar arrangement provided for in this Agreement, which the parties intend to satisfy the requirement of Rev. Ruling 64-328, 1964-2 C.B. 11, relates to a life insurance policy with an initial face amount of $100,000 to be issued on the life of the Insured to be owned by the Bank subject to an endorsement in favor of the Insured.

VI.  DIVISION OF DEATH PROCEEDS
     --------------------------

     Subject to Paragraph VII herein, the division of the death proceeds of the policy is as follows:

     A. Should the Insured be employed by the Bank at the time of his or her death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

     B. Should the Insured not be employed by the Bank at the time of his or her death, the Insured's beneficiary(ies) designated in accordance with Paragraph III, shall be entitled to the following percentage of the proceeds described in subparagraph VI(A) hereinabove that corresponds to the year of service the Insured served with the Bank:

             Full Years of Service
               With the Bank                 Vested
               -------------                 ------
                  0-4                         10%
                   5                          20%
                   6                          30%
                   7                          40%
                   8                          50%
                   9                          60%
                  10                          70%
                  11                          80%
                  12                          90%
                  13                          90%
                  14                          90%
                  15                         100%

          At any time in the event of a Change of Control, the Insured's portion of the death proceeds shall be 100% vested to her beneficiaries.

     C.   The Bank shall be entitled to the remainder of such proceeds.

     The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII. DIVISION OF THE CASH SURRENDER
     ------------------------------

     The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender. In the event of death, the Bank shall be entitled to the greater of the premiums paid or the cash surrender value.

VIII.  PREMIUM WAIVER
       --------------

     If the policy contains a premium waiver provision, such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.  TERMINATION OF AGREEMENT
     ------------------------

     This Agreement shall terminate at the option of the Bank following thirty
     (30) days written notice to the Insured upon the happening of any one of the following:

     1. The Insured shall leave the service of the Bank and accepts any position at any other bank office in Essex County within one year of her resignation.

     2. The Insured shall be discharged from service with the Bank for cause. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Bank.

     Upon such termination, the Insured (or assignee) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

     1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement.

X.   RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS
     -------------------------------------------------------------------

     In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value.

XI.  INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS
     -----------------------------------------

     The Insured may not, without the written consent of the Bank, assign to any individual, trust, or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XII. AGREEMENT BINDING UPON THE PARTIES
     ----------------------------------

     This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XIII.  NAMED FIDUCIARY AND PLAN ADMINISTRATOR
       --------------------------------------

     The Salary Committee of the Board of Directors of the Bank is hereby designated the Plan Administrator until resignation or removal by the Board of Directors. As Plan Administrator, the Salary Committee of the Board of Directors of the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Plan Administrator may allocate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV. FUNDING POLICY
     --------------

     The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required; provided, however, that the Bank may, in its sole and absolute discretion, cancel the policy or policies referred to herein, subject to the Insured's right to purchase the policy for an amount equal to the greater of the aggregate amount of premiums paid or the cash surrender value determined in accordance with Paragraph VII hereof.

XV.  CLAIMS PROCEDURE FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN
     ----------------------------------------------------------------

     Promptly following the Insured's death, the parties shall cooperate in the filing of a death claim in accordance with the Insurer's claims procedures. Claims forms or claim information as to the subject policy can be obtained by contacting Kaeding, Ernst & Company. When the Plan Administrator has a claim which may be covered under the provisions described in the insurance policy, he should contact the office named above and they will either complete a claim form and forward it to an authorized representative of the Insured or advise the named Plan Administrator what further requirements are necessary. The Insured will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Plan Administrator.

     In the event that a claim is not eligible under the policy, the Insurer will notify the Plan Administrator of the denial pursuant to the requirements under the terms of the policy. If the Plan Administrator is dissatisfied with the denial of the claim and wishes to contest such claim, denial, he should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insured.

XVI. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT
     -----------------------------------------------

     The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

XVII.  EMPLOYMENT OF INSURED
       ---------------------

     This Agreement is not an employment agreement and shall not be construed as such. Northing in this Agreement shall be construed to constitute or to be evidence of any agreement or understanding, express or implied, on the part of the Bank to employ or retain the Insured as an employee for any specific period of time, or on the part of the Insured to remain as an employee of the Bank for any specific period of time.

XVIII. AMENDMENT
       ---------

     This Agreement may be altered, amended or modified, including the addition of any extra policy provisions, but only by written instrument signed by all of the parties.

XIX. GOVERNING LAW
     -------------

     This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have signed and sealed this Agreement as of the day and year first above written.

                                    ROCKPORT NATIONAL BANK



                                    BY:  /s/ T.A. Scharfentstein
                                       ----------------------------------
                                             T.A. Scharfenstein
                                             Chairman, Board of Directors

                                          /s/ Margaret A. Murphy
                                        ----------------------------------
                                              Margaret A. Murphy

                          BENEFICIARY DESIGNATION FORM


PRIMARY DESIGNATION:

Name                                            Relationship
----                                            ------------


 Christopher P. Murphy                           Spouse
---------------------------------              ------------------------------

---------------------------------              ------------------------------

---------------------------------              ------------------------------


CONTINGENT DESIGNATION:

 Kathryn J. Murphy                                     Daughter (50%)
---------------------------------              -----------------------------

 Tess T. Murphy                                        Daughter (50%)
---------------------------------              -----------------------------

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   /s/ Margaret A. Murphy                            April 23, 1998
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Signature of Insured                           Date

                                   AMENDMENT

                            TO THE EXECUTIVE SALARY
                          CONTINUATION PLAN AGREEMENT
                              DATED APRIL 14, 1998

     This Amendment, made and entered into this 24 day of June, 1998, by and between Rockport National Bank, a Bank organized and existing under the laws of the Commonwealth of Massachusetts, hereinafter referred to as "the Bank", and Margaret A. Murphy, the Chief Financial Officer of the Bank, hereinafter referred to as "the CFO", shall effectively amend the Executive Salary Continuation Plan Agreement dated April 14, 1998, as specifically set forth herein pursuant to Subparagraph IV (C) of said Agreement.

1.)  Subparagraph I (G), Index, shall be amended to include the following policy
                         -----
     information:


     Insurance Company:               Alexander Hamilton
     Policy Form:                     Flexible Premium Adjustable Life
     Policy Name:                     Executive Security Plan IV
     Insured's Age, Sex:              Female, 43
     Riders:                          None
     Ratings:                         None
     Face Amount:                     $360,000
     Premiums Paid:                   $100,000
     No. of Premium Payments:         Single Premium
     Assumed Purchase Date:           April 14, 1998

     This Amendment shall be effective on the date set forth herein above. To the extent that any paragraph of the Executive Salary Continuation Plan Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph shall remain in full force and effect as set forth in said Agreement.

     IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 24 day of June, 1998, and that, upon execution, each has received a conforming copy.

                                              ROCKPORT NATIONAL BANK


    /s/ Maria C. Barkhouse                    By: /s/ Margaret A. Murphy, Sr. VP
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 Witness                                                                  Title

   /s/ Margot Doyle
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 Witness                                          Margaret A. Murphy